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  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated August 31, 1995, in the Registration Statement and related Prospectus of The Municipal
  Bond Trust, Series 203.
  /s/ ERNST & YOUNG LLP
  New York, New York
  September 14, 1995